Exhibit 99.1

Cactus Announces Second Quarter 2024 Results

HOUSTON – July 31, 2024 – Cactus, Inc. (NYSE: WHD) (“Cactus” or the “Company”) today announced financial and operating results for the second quarter of 2024.
Second Quarter Highlights
•Revenue of $290.4 million and operating income of $79.8 million;
•Net income of $63.1 million and diluted earnings per Class A share of $0.75;
•Adjusted net income(1) of $65.2 million and diluted earnings per share, as adjusted(1) of $0.81;
•Net income margin of 21.7% and adjusted net income margin(1) of 22.4%;
•Adjusted EBITDA(2) and Adjusted EBITDA margin(2) of $103.6 million and 35.7%, respectively;
•Cash flow from operations of $78.0 million;
•Cash and cash equivalents of $246.5 million with no bank debt outstanding as of June 30, 2024;
•Final earn-out payment amount payable to the sellers of FlexSteel of $37.0 million expected to be settled and paid in the third quarter of 2024; and
•In July 2024, the Board of Directors approved an 8% increase in the dividend to $0.13 per quarter.
Financial Summary

	Three Months Ended
	June 30,	March 31,	June 30,
	2024	2024	2023
	(in thousands)
Revenues	$290,389	$274,123	$305,819
Operating income(3)	$79,819	$62,550	$48,522
Operating income margin	27.5%	22.8%	15.9%
Net income	$63,059	$49,815	$32,459
Net income margin	21.7%	18.2%	10.6%
Adjusted net income(1)	$65,192	$59,600	$67,279
Adjusted net income margin(1)	22.4%	21.7%	22.0%
Adjusted EBITDA(2)	$103,637	$95,332	$115,419
Adjusted EBITDA margin(2)	35.7%	34.8%	37.7%
(1)    Adjusted net income, Adjusted net income margin and diluted earnings per share, as adjusted are non-GAAP financial measures. These figures assume Cactus, Inc. held all units in its operating subsidiary at the beginning of the period. Additional information regarding non-GAAP measures and the reconciliation of GAAP to non-GAAP financial measures are in the Supplemental Information tables.
(2)    Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. See definition of these measures and the reconciliation of GAAP to non-GAAP financial measures in the Supplemental Information tables.
(3)    Operating income reflects certain expenses related to the FlexSteel acquisition, including expenses related to the remeasurement of the earn-out liability associated with the FlexSteel acquisition and intangible amortization expenses related to purchase price accounting. See the reconciliation of GAAP to non-GAAP financial measures in the Supplemental Information tables for further details.

Scott Bender, CEO and Chairman of the Board of Cactus, commented, “I am very proud of our Company's performance in the second quarter. Pressure Control revenues rose as customer drilling efficiency increased, and we shipped significant production equipment to a large customer who had not previously used Cactus. These events more than offset the impact of the softer U.S. land rig count through the quarter. Our Spoolable Technologies segment reported solid revenues with margins exceeding expectations. International momentum continued in the quarter, combined with increased operating leverage through lower material input costs, which led to strong margin contribution.”

“Looking ahead to the third quarter of 2024, we anticipate that our U.S. land activity levels will remain relatively stable from today's levels. In Pressure Control, we expect revenue to moderate in the third quarter following the lower average drilling activity levels this year and less visibility into production equipment awards. In Spoolable Technologies, we anticipate revenues to be flat to slightly down from the second quarter reflecting the timing of international shipments.”
Mr. Bender concluded, “We believe most of the significant decline in U.S. activity is behind us for the year, although the effects of customer consolidation represent a potential downside to current activity levels. I remain very pleased with both segments' performance in this relatively soft macro environment and have confidence in our teams' ability to optimize free cash flow from our two highly differentiated segments. This confidence is reflected in the Board's recent approval to raise the dividend by 8%. As always, we will continue to responsibly allocate capital to the highest-return opportunities, with a focus on safety, costs, returns, and increasing long-term value for shareholders.”

Segment Performance
We report two business segments, Pressure Control and Spoolable Technologies, and starting with the fourth quarter of 2023, corporate and other expenses not directly attributable to either segment are presented separately as Corporate and Other Expenses. These expenses were previously included within the Pressure Control segment. Prior periods presented have been recast to conform to the new presentation.

Pressure Control

Second quarter 2024 Pressure Control revenue increased $12.2 million, or 6.9%, sequentially, as sales of wellhead and production related equipment rose as a result of increased customer drilling efficiencies and production equipment shipments to a large customer, which more than offset the impacts of lower industry activity. Operating income increased $4.0 million, or 7.7%, sequentially, with margins increasing 20 basis points. Adjusted Segment EBITDA increased $4.7 million, or 7.7%, sequentially, with Adjusted Segment EBITDA margins increasing 30 basis points. The margin improvements were due to higher operating leverage.

Spoolable Technologies

Second quarter 2024 Spoolable Technologies revenues increased $4.6 million, or 4.7%, sequentially, due to increased customer activity levels. Operating income increased $13.6 million, or 83.3%, sequentially, primarily due to a lower expense booked as a result of the remeasurement of the earn-out liability associated with the FlexSteel acquisition, which was $2.9 million in the second quarter compared to $13.3 million in the first quarter. Adjusted Segment EBITDA increased $3.7 million, or 9.4%, sequentially, with Adjusted Segment EBITDA margins increasing 170 basis points due to lower input costs and increased operating leverage.

Corporate and Other Expenses

Second quarter 2024 Corporate and Other expenses increased $0.4 million, or 6.8%, sequentially, primarily due to higher stock-based compensation expenses.

Liquidity, Capital Expenditures and Other
As of June 30, 2024, the Company had $246.5 million of cash and cash equivalents, no bank debt outstanding, and $220.1 million of availability on our revolving credit facility. Operating cash flow was $78.0 million for the second quarter of 2024. During the second quarter, the Company made dividend payments and associated distributions of $9.6 million. The Company also made TRA payments and associated distributions of $18.2 million related to 2023 tax savings provided by the TRA to minimize interest expense, which reduced the current liability related to the TRA by $15.3 million.

Net capital expenditures were $7.2 million during the second quarter of 2024. For the full year 2024, the Company now expects net capital expenditures to be in the range of $35 million to $45 million due to timing of planned investments.

As of June 30, 2024, Cactus had 66,479,914 shares of Class A common stock outstanding (representing 83.6% of the total voting power) and 13,081,859 shares of Class B common stock outstanding (representing 16.4% of the total voting power).
Quarterly Dividend
The Board of Directors approved a quarterly cash dividend of $0.13 per share of Class A common stock with payment to occur on September 12, 2024 to holders of record of Class A common stock at the close of business on August 26, 2024. A corresponding distribution of up to $0.13 per CC Unit has also been approved for holders of CC Units of Cactus Companies, LLC.
Conference Call Details
The Company will host a conference call to discuss financial and operational results tomorrow, Thursday August 1, 2024 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time).

The call will be webcast on Cactus’ website at www.CactusWHD.com. Please access the webcast for the call at least 10 minutes ahead of the start time to ensure a proper connection. Analysts and institutional investors may click here to pre-register for the conference call and obtain a dial-in number and passcode.

An archived webcast of the conference call will be available on the Company’s website shortly after the end of the call.
About Cactus, Inc.
Cactus designs, manufactures, sells or rents a range of highly engineered pressure control and spoolable pipe technologies. Its products are sold and rented principally for onshore unconventional oil and gas wells and are utilized during the drilling, completion and production phases of its customers’ wells. In addition, it provides field services for its products and rental items to assist with the installation, maintenance and handling of the equipment. Cactus operates service centers throughout North America and Australia, while also providing equipment and services in select international markets.

Cautionary Statement Concerning Forward-Looking Statements
Certain statements contained in this press release and oral statements made regarding the matters addressed in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Cactus’ control, that could cause actual results to differ materially from the results discussed in the forward-looking statements.
Forward-looking statements can be identified by the use of forward-looking terminology including “may,” “believe,” “expect,” “intend,” “anticipate,” “plan,” “should,” “estimate,” “continue,” “potential,” “will,” “hope,” “opportunity,” or other similar words and include the Company’s expectation of future performance contained herein. These statements discuss future expectations, contain projections of results of operations or of financial condition, or state other “forward-looking” information. You are cautioned not to place undue reliance on any forward-looking statements, which can be affected by assumptions used or by risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. When considering these forward-looking statements, you should keep in mind the risk factors and other factors noted in the Company’s Annual Report on Form 10-K, any Quarterly Reports on Form 10-Q and the other documents that the Company files with the Securities and Exchange Commission. The risk factors and other factors noted therein could cause actual results to differ materially from those contained in any forward-looking statement. Cactus disclaims any duty to update and does not intend to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release.
Cactus, Inc.
Alan Boyd, 713-904-4669
Director of Corporate Development and Investor Relations
IR@CactusWHD.com
Source: Cactus, Inc.

Cactus, Inc.
Condensed Consolidated Statements of Income
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(in thousands, except per share data)
Revenues
Pressure Control	$187,192	$199,134	$362,220	$393,789
Spoolable Technologies	103,716	106,685	202,811	140,435
Corporate and other(1)	(519)	—	(519)	—
Total revenues	290,389	305,819	564,512	534,224

Operating income (loss)
Pressure Control	55,669	62,888	107,344	126,059
Spoolable Technologies	30,041	(6,018)	46,434	(5,769)
Total segment operating income	85,710	56,870	153,778	120,290
Corporate and other expenses	(5,891)	(8,348)	(11,409)	(22,080)
Total operating income	79,819	48,522	142,369	98,210

Interest income (expense), net	1,405	(5,928)	2,094	(4,926)
Other income, net	—	—	—	3,538
Income before income taxes	81,224	42,594	144,463	96,822
Income tax expense	18,165	10,135	31,589	12,075
Net income	$63,059	$32,459	$112,874	$84,747
Less: net income attributable to non-controlling interest	13,231	7,709	24,081	17,103
Net income attributable to Cactus, Inc.	$49,828	$24,750	$88,793	$67,644

Earnings per Class A share - basic	$0.75	$0.38	$1.35	$1.05
Earnings per Class A share - diluted(2)	$0.75	$0.38	$1.35	$1.02

Weighted average shares outstanding - basic	66,142	64,566	65,760	64,155
Weighted average shares outstanding - diluted(2)	66,579	65,003	79,686	79,512

(1)Represents the elimination of inter-segment revenue for sales from our Pressure Control segment to our Spoolable Technologies segment.
(2)Dilution for the three months ended June 30, 2024 and June 30, 2023 excludes 13.4 million and 14.9 million shares of Class B common stock, respectively, as the effect would be antidilutive. Dilution for the six months ended June 30, 2024 and June 30, 2023 includes an additional $24.9 million and $17.7 million, respectively, of pre-tax income attributable to non-controlling interest adjusted for a corporate effective tax rate of 26.0% and 13.7 million and 14.9 million weighted average shares of Class B common stock outstanding, respectively, plus the effect of dilutive securities.

Cactus, Inc.
Condensed Consolidated Balance Sheets
(unaudited)

	June 30,	December 31,
	2024	2023
	(in thousands)
Assets
Current assets
Cash and cash equivalents	$246,503	$133,792
Accounts receivable, net	205,024	205,381
Inventories	206,730	205,625
Prepaid expenses and other current assets	10,764	11,380
Total current assets	669,021	556,178

Property and equipment, net	343,525	345,502
Operating lease right-of-use assets, net	23,239	23,496
Intangible assets, net	171,984	179,978
Goodwill	203,028	203,028
Deferred tax asset, net	206,409	204,852
Other noncurrent assets	9,187	9,527
Total assets	$1,626,393	$1,522,561

Liabilities and Equity
Current liabilities
Accounts payable	$63,760	$71,841
Accrued expenses and other current liabilities	61,022	50,654
Earn-out liability	36,990	20,810
Current portion of liability related to tax receivable agreement	5,578	20,855
Finance lease obligations, current portion	7,087	7,280
Operating lease liabilities, current portion	4,186	4,220
Total current liabilities	178,623	175,660

Deferred tax liability, net	2,887	3,589
Liability related to tax receivable agreement, net of current portion	259,550	250,069
Finance lease obligations, net of current portion	9,372	9,352
Operating lease liabilities, net of current portion	18,953	19,121
Other noncurrent liabilities	2,212	—
Total liabilities	471,597	457,791

Equity	1,154,796	1,064,770
Total liabilities and equity	$1,626,393	$1,522,561

Cactus, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Six Months Ended June 30,
	2024	2023
	(in thousands)
Cash flows from operating activities
Net income	$112,874	$84,747
Reconciliation of net income to net cash provided by operating activities
Depreciation and amortization	30,047	35,024
Deferred financing cost amortization	560	3,545
Stock-based compensation	10,373	9,164
Provision for expected credit losses	589	1,515
Inventory obsolescence	3,035	1,980
Gain on disposal of assets	(1,674)	(1,632)
Deferred income taxes	7,915	1,079
Change in fair value of earn-out liability	16,180	18,023
Gain from revaluation of liability related to tax receivable agreement	—	(3,417)
Changes in operating assets and liabilities:
Accounts receivable	(358)	(20,107)
Inventories	(4,340)	41,185
Prepaid expenses and other assets	429	965
Accounts payable	(8,577)	1,236
Accrued expenses and other liabilities	12,442	(4,789)
Payments pursuant to tax receivable agreement	(15,277)	—
Net cash provided by operating activities	164,218	168,518

Cash flows from investing activities
Acquisition of a business, net of cash and cash equivalents acquired	—	(618,857)
Capital expenditures and other	(17,371)	(23,700)
Proceeds from sales of assets	3,317	3,038
Net cash used in investing activities	(14,054)	(639,519)

Cash flows from financing activities
Proceeds from the issuance of long-term debt	—	155,000
Repayments of borrowings of long-term debt	—	(100,000)
Net proceeds from the issuance of Class A common stock	—	169,878
Payments of deferred financing costs	—	(6,817)
Payments on finance leases	(3,954)	(3,594)
Dividends paid to Class A common stock shareholders	(16,135)	(14,469)
Distributions to members	(8,617)	(4,712)
Repurchases of shares	(8,489)	(4,599)
Net cash (used in) provided by financing activities	(37,195)	190,687

Effect of exchange rate changes on cash and cash equivalents	(258)	(303)

Net increase (decrease) in cash and cash equivalents	112,711	(280,617)

Cash and cash equivalents
Beginning of period	133,792	344,527
End of period	$246,503	$63,910

Cactus, Inc. – Supplemental Information
Reconciliation of GAAP to non-GAAP Financial Measures
Adjusted net income, diluted earnings per share, as adjusted and adjusted net income margin
(unaudited)

Adjusted net income, diluted earnings per share, as adjusted and adjusted net income margin are not measures of net income as determined by GAAP but they are supplemental non-GAAP financial measures that are used by management and external users of the Company’s consolidated financial statements. Cactus defines adjusted net income as net income assuming Cactus, Inc. held all units in its operating subsidiary at the beginning of the period, with the resulting additional income tax expense related to the incremental income attributable to Cactus, Inc. Adjusted net income also includes certain other adjustments described below. Cactus defines diluted earnings per share, as adjusted as Adjusted net income divided by weighted average shares outstanding, as adjusted. Cactus defines Adjusted net income margin as Adjusted net income divided by total revenue. The Company believes this supplemental information is useful for evaluating performance period over period.

	Three Months Ended
	June 30,	March 31,	June 30,
	2024	2024	2023
	(in thousands, except per share data)
Net income	$63,059	$49,815	$32,459
Adjustments:
Transaction related expenses(1)	—	—	2,191
Intangible amortization expense(2)	3,997	3,997	8,663
Remeasurement loss on earn-out liability(3)	2,876	13,304	18,144
Inventory step-up expense(4)	—	—	19,325
Income tax expense differential(5)	(4,740)	(7,516)	(13,503)
Adjusted net income	$65,192	$59,600	$67,279

Diluted earnings per share, as adjusted	$0.81	$0.75	$0.84

Weighted average shares outstanding, as adjusted(6)	79,994	79,556	79,866

Revenue	$290,389	$274,123	$305,819
Net income margin	21.7%	18.2%	10.6%
Adjusted net income margin	22.4%	21.7%	22.0%
(1)Reflects fees and expenses recorded in connection with the FlexSteel acquisition and related financing.
(2)Reflects amortization expense associated with the step-up in intangible value due to purchase price accounting.
(3)Represents non-cash adjustments for the remeasurement of the earn-out liability associated with the FlexSteel acquisition.
(4)Represents amortization of the FlexSteel inventory step-up adjustment due to purchase price accounting.
(5)Represents the increase or decrease in tax expense as though Cactus, Inc. owned 100% of its operating subsidiary at the beginning of the period, calculated as the difference in tax expense recorded during each period and what would have been recorded, adjusted for pre-tax items listed above, based on a corporate effective tax rate of 26.0% on income before income taxes.
(6)Reflects 66.1, 65.4, and 64.6 million weighted average shares of basic Class A common stock outstanding and 13.4, 14.0 and 14.9 million additional shares for the three months ended June 30, 2024, March 31, 2024, and June 30, 2023, respectively, as if the weighted average shares of Class B common stock were exchanged and cancelled for Class A common stock at the beginning of the period, plus the effect of dilutive securities.

Cactus, Inc. – Supplemental Information
Reconciliation of GAAP to non-GAAP Financial Measures
EBITDA, Adjusted EBITDA and Adjusted EBITDA margin
(unaudited)

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are not measures of net income as determined by GAAP but are supplemental non-GAAP financial measures that are used by management and external users of the Company’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. Cactus defines EBITDA as net income excluding net interest, income tax and depreciation and amortization. Cactus defines Adjusted EBITDA as EBITDA excluding the other items outlined below.
Cactus management believes EBITDA and Adjusted EBITDA are useful because they allow management to more effectively evaluate the Company’s operating performance and compare the results of its operations from period to period without regard to financing methods or capital structure, or other items that impact comparability of financial results from period to period. EBITDA and Adjusted EBITDA should not be considered as alternatives to, or more meaningful than, net income or any other measure as determined in accordance with GAAP. The Company’s computations of EBITDA and Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. Cactus defines Adjusted EBITDA margin as Adjusted EBITDA divided by total revenue. Cactus presents this supplemental information because it believes it provides useful information regarding the factors and trends affecting the Company’s business.

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2024	2024	2023	2024	2023
	(in thousands)
Net income	$63,059	$49,815	$32,459	$112,874	$84,747
Interest (income) expense, net	(1,405)	(689)	5,928	(2,094)	4,926
Income tax expense	18,165	13,424	10,135	31,589	12,075
Depreciation and amortization	15,001	15,046	21,914	30,047	35,024
EBITDA	94,820	77,596	70,436	172,416	136,772
Revaluation gain on TRA liability(1)	—	—	—	—	(3,417)
Transaction related expenses(2)	—	—	2,191	—	10,772
Remeasurement loss on earn-out liability(3)	2,876	13,304	18,144	16,180	18,023
Inventory step-up expense(4)	—	—	19,325	—	23,516
Stock-based compensation	5,941	4,432	5,323	10,373	9,164
Adjusted EBITDA	$103,637	$95,332	$115,419	$198,969	$194,830

Revenue	$290,389	$274,123	$305,819	$564,512	$534,224
Net income margin	21.7%	18.2%	10.6%	20.0%	15.9%
Adjusted EBITDA margin	35.7%	34.8%	37.7%	35.2%	36.5%
(1)    Represents non-cash adjustments for the revaluation of the liability related to the TRA.
(2)Reflects fees and expenses recorded in connection with the FlexSteel acquisition and related financing.
(3)Represents non-cash adjustments for the remeasurement of the earn-out liability associated with the FlexSteel acquisition.
(4)Represents amortization of the FlexSteel inventory step-up adjustment due to purchase price accounting.

Cactus, Inc. – Supplemental Information
Reconciliation of GAAP to non-GAAP Financial Measures
Adjusted Segment EBITDA and Adjusted Segment EBITDA margin
(unaudited)

Adjusted Segment EBITDA and Adjusted Segment EBITDA margin are not measures of net income as determined by GAAP but are supplemental non-GAAP financial measures that are used by management and external users of the Company’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. Cactus defines Adjusted Segment EBITDA as segment operating income excluding depreciation and amortization and the other items outlined below, in each case, that are attributable to the segment.
Cactus management believes Adjusted Segment EBITDA is useful because it allows management to more effectively evaluate the Company’s segment operating performance and compare the results of its segment operations from period to period without regard to financing methods or capital structure, or other items that impact comparability of financial results from period to period. Adjusted Segment EBITDA should not be considered as an alternative to, or more meaningful than, net income or any other measure as determined in accordance with GAAP. The Company’s computations of Adjusted Segment EBITDA may not be comparable to other similarly titled measures of other companies. Cactus defines Adjusted Segment EBITDA margin as Adjusted Segment EBITDA divided by total segment revenue. Cactus presents this supplemental information because it believes it provides useful information regarding the factors and trends affecting the Company’s business.

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2024	2024	2023	2024	2023
	(in thousands)
Pressure Control
Revenue	$187,192	$175,028	$199,134	$362,220	$393,789
Operating income	55,669	51,675	62,888	107,344	126,059
Depreciation and amortization expense	6,662	6,811	9,127	13,473	17,119
Stock-based compensation	2,978	2,148	2,074	5,126	3,694
Adjusted Segment EBITDA	$65,309	$60,634	$74,089	$125,943	$146,872
Operating income margin	29.7%	29.5%	31.6%	29.6%	32.0%
Adjusted Segment EBITDA margin	34.9%	34.6%	37.2%	34.8%	37.3%

Spoolable Technologies
Revenue	$103,716	$99,095	$106,685	$202,811	$140,435
Operating income (loss)	30,041	16,393	(6,018)	46,434	(5,769)
Depreciation and amortization expense	8,339	8,235	12,787	16,574	17,905
Stock-based compensation	1,200	874	1,237	2,074	1,987
Remeasurement loss on earn-out liability(1)	2,876	13,304	18,144	16,180	18,144
Inventory step-up expense(2)	—	—	19,325	—	23,516
Adjusted Segment EBITDA	$42,456	$38,806	$45,475	$81,262	$55,783
Operating income (loss) margin	29.0%	16.5%	(5.6)%	22.9%	(4.1)%
Adjusted Segment EBITDA margin	40.9%	39.2%	42.6%	40.1%	39.7%

Corporate and Other
Revenue(3)	$(519)	$—	$—	$(519)	$—
Corporate and other expenses	(5,891)	(5,518)	(8,348)	(11,409)	(22,080)
Stock-based compensation	1,763	1,410	2,012	3,173	3,483
Transaction related expenses(4)	—	—	2,191	—	10,772
Adjusted Corporate EBITDA	$(4,128)	$(4,108)	$(4,145)	$(8,236)	$(7,825)

Total revenue	$290,389	$274,123	$305,819	$564,512	$534,224
Total operating income	$79,819	$62,550	$48,522	$142,369	$98,210
Total operating income margin	27.5%	22.8%	15.9%	25.2%	18.4%
Total Adjusted EBITDA	$103,637	$95,332	$115,419	$198,969	$194,830
Total Adjusted EBITDA margin	35.7%	34.8%	37.7%	35.2%	36.5%
(1)Represents non-cash adjustments for the remeasurement of the earn-out liability associated with the FlexSteel acquisition.
(2)Represents amortization of the FlexSteel inventory step-up adjustment due to purchase price accounting.
(3)Represents the elimination of inter-segment revenue for sales from our Pressure Control segment to our Spoolable Technologies segment.
(4)Reflects fees and expenses recorded in connection with the FlexSteel acquisition and related financing.